                                9,200,000 Shares

                       Bayard Drilling Technologies, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                November , 1997


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
RAUSCHER PIERCE REFSNES, INC.
RAYMOND JAMES & ASSOCIATES, INC.
   As representatives of the several Underwriters named in Schedule I hereto
     c/o Donaldson, Lufkin & Jenrette Securities Corporation
       277 Park Avenue
       New York, New York 10172

Dear Sirs:

         Bayard Drilling Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in Schedule II hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 9,200,000 shares of the common stock, par value $0.01 per share, of the Company (the "FIRM SHARES"), of which 4,000,000 shares are to be issued and sold by the Company and 5,200,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in
Schedule II hereto. In addition, the Company proposes to issue and sell and the Selling Stockholders propose to sell to the several Underwriters not more than an additional


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1,380,000 shares of common stock, par value $0.01 per share, of the Company
(the "ADDITIONAL SHARES") if requested by the Underwriters as provided in
Section 2 hereof; in the amount of 169,050 Additional Shares in the case of the Company and, in the case of the Selling Stockholders, in the amounts set forth opposite such Selling Stockholders' names on Schedule II hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 4,000,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $________ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 169,050 Additional Shares, (ii) each of the Selling Stockholders severally agrees to sell the number of Additional Shares set forth opposite such Selling Stockholder's name on Schedule II hereof and (iii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 1,380,000 Additional Shares from the Company and the Selling Stockholders at the Purchase Price and in the amounts from each Seller hereinafter specified. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time


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to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from each Seller the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options or other awards pursuant to the Company's existing stock option plans, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) the Company may issue shares of Common Stock as payment of any part of the purchase price for on-shore drilling rigs and related equipment (or businesses or capital stock of businesses that operate on-shore drilling rigs or related equipment (provided, however, that such shares will be subject to the same restrictions on transfer for the same time period set forth in this
Section 2)). Except for registration statements on Form S-8 with respect to shares of Common Stock that may be issued under the Company's existing stock option plans, the Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of DLJ, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for,


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or exercise any right with respect to, the registration of any shares of Common
Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on
         , 1997 (the "CLOSING DATE") at such place as you shall designate.
The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day immediately prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

         SECTION 5. Agreements of the Company. The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has been filed with the Commission and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the


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Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you six signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised unless the Company shall have determined based on the advice of counsel that such amendment or supplement is required by law; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer that you may specify as many copies thereof as such Underwriter or dealer may reasonably request.

         (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such


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jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         (g) To mail or otherwise make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the American Stock Exchange ("AMEX") and other national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Shares, (viii) the costs


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and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. Notwithstanding any of the foregoing, the Selling Stockholders will pay all expenses incident to the performance of their obligations under, and the consummation of the transactions contemplated by, this Agreement, including the fees and disbursements of their respective counsel. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

         (j) To use its best efforts to list the Shares on the AMEX and to maintain the listing of the Shares on the AMEX, the New York Stock Exchange or the Nasdaq National Market for a period of three years after the date of this Agreement.

         (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

         (b)(i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they


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become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (d) Each of the Company and its subsidiaries set forth on Exhibit 21.1 to the Registration Statement (the "MATERIAL SUBSIDIARIES") has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or limited liability company power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale or liens granted or issued by the Company or any of its Material Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Material Subsidiaries, except as otherwise disclosed in the Registration Statement.

         (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and


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



non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (g) All of the outstanding shares of capital stock or other evidences of equity ownership of each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

         (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (i) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its respective charter or bylaws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, except with respect to item
(ii) for such defaults that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as are required under the Act or as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws or other organizational documents of the Company or any of its Material Subsidiaries, (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property; or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its Material Subsidiaries or any other impairment of the rights of the holder of any such Authorization; except with respect to items (i), (iii), (iv) and (v) for such consents, approvals, authorizations, orders or qualifications which if not made or obtained, or conflicts, violations or defaults which if existing, or suspensions, terminations or revocations which if existing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Material Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (l) Neither the Company nor any of its Material Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         (m) Each of the Company and its Material Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its Material Subsidiaries is in substantial compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to the knowledge of the Company, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; and, except as disclosed in the Prospectus, such Authorizations contain no restrictions that are burdensome to the Company or any of its Material Subsidiaries; and, except as disclosed in the Prospectus, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (n) Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization


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



granted thereunder, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (o) This Agreement has been duly authorized, executed and delivered by the Company.

         (p) Coopers & Lybrand L.L.P. and Grant Thornton LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

         (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented.

         (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (s) Except as has been described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (u) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (v) Each certificate signed by any officer of the Company and delivered at the Closing to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (w) The Company and its subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property owned by them and which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries and which are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases.

         (x) The Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Material Subsidiaries has received notice from any insurer which indicates that the Company or such Material Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires.

         (y) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

         (z) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

        (aa) The Company and each of its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter that:

         (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer (other than any restrictions arising pursuant to applicable securities laws), liens, encumbrances, security interests, equities and claims whatsoever.

         (b) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

         (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (d) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

         (e) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of

Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         (f) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (g) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act, or the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, (iii) conflict with or constitute breach of any of the terms or provisions of, or default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder; except for such consents, approvals, authorizations, orders or qualifications which if not made or obtained, or conflicts, violations or defaults which if existing, would not adversely affect the performance by the Selling Stockholder of its obligations hereunder.

         (h) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (i) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will promptly notify you of such change.

         (j) Each certificate signed by or on behalf of such Selling Stockholder and delivered on the Closing Date to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 8. Indemnification. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter in connection with any losses, claims, damages and liabilities and judgments if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to the person asserting such losses, claims, damages, liabilities or judgments at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver such amended or supplemented Prospectus was a result of noncompliance by the Company with its delivery obligations under Section 5 hereof. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

         Notwithstanding the foregoing, the Underwriters agree that, in the case of any loss, claim, damage, liability or judgment for which they may claim indemnification hereunder, they will first make demand for indemnification from the Company, and will not seek to enforce any right or remedy granted under this Section 8 against any Selling Stockholder, unless and until (i) the Underwriters shall have delivered a written demand for indemnification hereunder to the Company and (ii) the Company shall have failed to observe or comply in all material respects with any of its obligations hereunder in respect of such loss, claim, damage, liability or judgment for a period of at least 60 days following the delivery of such written demand. In the event that the Company and the Selling Stockholders shall have failed to comply with their obligations in respect of any loss, claim, damage, liability or judgment, the Underwriters further agree that (x) they will not commence any legal proceeding against any Selling Stockholder to recover such loss, claim, damage, liability or judgment unless, prior to or concurrently therewith, they shall have commenced a legal proceeding against the Company to recover the same, (y) they will diligently and in good faith prosecute any such legal proceeding against the Company for as long as any Selling Stockholder is a party thereto, and (z) in the event that judgments are entered in favor of the Underwriters against both the Company and one or more Selling Stockholders in any such legal proceeding, (1) during the period of 90 days following the date on which the judgment against the Company becomes final and is not subject to appeal, the Underwriters will take commercially reasonable efforts to enforce and collect the judgment entered against the Company, including abstracting the judgment, levying execution of the judgment against the Company and pursuing other commercially reasonable steps to collect the judgment from the Company, and will not seek to enforce the judgment entered against any such Selling Stockholder and (2) after the expiration of such period, the Underwriters may seek to enforce the judgment entered against such Selling Stockholder, but will continue to take commercially reasonable steps to enforce the judgment entered against the Company for so long as they are seeking to enforce the judgment entered against any Selling Stockholder; provided, however, that the Underwriters shall be relieved of their obligation to seek a judgment against the Company, to seek to obtain payment from the Company in satisfaction of such judgment, or, having sought such satisfaction to wait 60 days after such failure by the Company to immediately satisfy any such judgment if, at any time, (i) the Company files a petition for relief under the United States Bankruptcy Code (the "BANKRUPTCY CODE"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and such order remains in effect for 90 consecutive days, (iii) the Company makes an assignment for the benefit of its creditors or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and such order continues in effect for 90 consecutive days.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by DLJ. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action
(i) effected with the indemnifying party's written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) Each Selling Stockholder hereby designates Bayard Drilling Technologies, Inc., 4005 N.W. Expressway, Suite 550E, Oklahoma City, OK 73116, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct (in the case of representations and warranties that are qualified as to materiality) or true and correct in all material respects (in the case of representations and warranties that are not so qualified) on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, contemplated by the Commission.

         (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by James E. Brown and David E. Grose, in their respective capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct (in the case of representations and warranties that are qualified as to materiality) or true and correct in all material respects (in the case of representations and warranties that are not so qualified) on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

         (f) You shall have received on the Closing Date an opinion (in a form reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Company and the Selling Stockholders, to the effect that:

                  (i) Each of the Company and its Material Subsidiaries which are corporations has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; WD Equipment, L.L.C. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act and has all requisite power and authority under its limited liability company agreement and the Delaware Limited Liability Company Act to own, lease and operate its property and to conduct its business as described in the Prospectus;

                  (ii) Each of the Company and its Material Subsidiaries is duly qualified and is in good standing as a foreign corporation or foreign limited liability company (as the case may be) authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                  (iii) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Common Stock were issued in violation of any preemptive or other similar rights to subscribe for or purchase the same arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware or, to their knowledge, under any agreement to which the Company or any of its Material Subsidiaries is a party or by which it is bound;

                  (iv) The Shares to be issued and sold by the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment of the consideration therefor as provided in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and such Shares will not have been issued in violation of any preemptive or similar rights to subscribe for or purchase the same arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware or, to their knowledge, under any agreement to which the Company or any of its subsidiaries is a party or by which it is bound;

                  (v) All of the outstanding shares of capital stock of each of the Material Subsidiaries which are corporations have been duly authorized and validly issued and are fully paid and non-assessable; all of the outstanding limited liability company interests in WD Equipment, L.L.C. have been duly authorized and validly issued in accordance with the limited liability company agreement of WD Equipment, L.L.C. in exchange for the capital contributions specified therein; and, to the Company's knowledge, all of the outstanding shares of capital stock or limited liability company interests, as the case may be, of the Material Subsidiaries are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                  (vi) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, executed and has been delivered by the Company;

                  (vii) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (viii) Based solely upon oral confirmation from the staff of the Commission, the Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

                  (ix) The statements under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition and Liquidity", "Business-Government Regulation and Environmental Matters", "Management", "Certain Relationships and Related Transactions", and "Description of Capital Stock" and "Underwriting" in the Prospectus and Items 14 and 15 of
         Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate and fairly present the information set forth therein, in each case in all material respects;

                  (x) No consent, approval, authorization or order of, or qualification with, any Applicable Governmental Authority (as hereinafter defined) is required pursuant to any Applicable Laws (as hereinafter defined) for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for any such consent, approval, authorization, order or qualification which (i) has been made or obtained prior to the Closing Date or (ii) may be required under applicable state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD (as to which such counsel need not express an opinion); or (iii) if not made or obtained would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (xi) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the terms of Certificate of Incorporation or Bylaws of the Company or the Material Subsidiaries, (ii) result in a breach or violation of or constitute (either alone or with notice or the passage of time, or both) a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or its Material Subsidiaries is a party or by which the Company, the Material Subsidiaries or their properties are bound that is filed as an exhibit to the Registration Statement, (iii) result in a violation of any Applicable Laws to which the Company, the Material Subsidiaries or their properties are subject or any judgment, decree or order of any Applicable Governmental Authority that specifically names the Company, the Material Subsidiaries or is directed at their property (provided, however, that such counsel need not express an opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel); except for any such violation, breach or default referred to in clause (i),(ii) or
         (iii) above which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (xii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of the Material Subsidiaries or by which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (xiii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xiv) To the knowledge of such counsel, except as described in the Prospectus, no holder of securities of the Company has any right to require the registration of such securities by the Company under Act as a result of the filing of the Registration Statement or in connection with the offering of the Shares pursuant to the Prospectus which have not been waived by such holder or complied with by the Company;

                  (xv) The Registration Statement (and any amendment thereto), as of its effective date, and the Prospectus (or any supplement or amendment thereto), as of its date (other than (a) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (b) the other financial information included therein appear on their face to comply as to form in all material respects with the requirements of the Act.

                  As used herein, (i) the term "APPLICABLE LAWS" means the General Corporation Law of the State of Delaware, the contract laws of the State of New York, the laws of the State of Texas and the laws of the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and (ii) the term "APPLICABLE GOVERNMENTAL AUTHORITY" means any governmental authority or body of the United States of America or the State of Texas or the State of New York or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware.

                  Such opinion shall also include a statement to the effect that although such counsel did not independently verify, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in paragraphs (f)(vii) and (f)(ix) above), they advise you that no facts have come to their attention which lead them to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein, and (ii) the other financial information included therein, as to which such counsel need express no opinion), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein and (ii) the other financial information included therein), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) You shall have received on the Closing Date, with respect to each Selling Stockholder, an opinion (in form reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker & Botts, L.L.P. (to the extent that Baker & Botts, L.L.P. is counsel to such Selling Stockholder) or other counsel reasonably acceptable to you to the effect that:

                  (i) Such Selling Stockholder is the sole registered holder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement; upon delivery of the Shares to be sold by such Selling Stockholder under this Agreement and payment of the purchase price therefor in accordance with this Agreement, assuming that (a) the Underwriters have purchased such Shares in good faith and without notice of any "adverse claim" (within the meaning of the Uniform Commercial Code) and (b) certificates evidencing such Shares have been registered in the name of the Underwriters or certificates evidencing the same which are registered in the name of such Selling Stockholder have been delivered to the Underwriters duly endorsed for transfer (or accompanied by duly executed stock powers or other forms of assignment in proper form for transfer), the Underwriters will acquire such shares free and clear of any security interests, liens, encumbrances or other "adverse claims" (within the meaning of the Uniform Commercial Code);

                  (ii) Such Selling Stockholder has full legal right and power (if such Selling Stockholder is not a corporation or a partnership), or all requisite corporate or partnership authority (if such Selling Stockholder is a corporation or partnership) to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                  (iii) The Custody Agreement and Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                  (iv) No consent, approval, authorization or order of, or qualification with, any Applicable Governmental Authority is required pursuant to any Applicable Laws for the execution and delivery of this Agreement or the Custody Agreement and Power of Attorney of such Selling Stockholder (collectively, the "Selling Stockholder Agreements") by or on behalf of such Selling Stockholder, the performance by such Selling Stockholder of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, except for any such consent, approval, authorization, order or qualification which (i) has been made or obtained prior to the Closing Date, (ii) may be required under the Act, the Exchange Act or any applicable state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD (as to which such counsel need not express an opinion) or (iii) if not made or obtained, would not reasonably be expected to adversely affect the performance by such Selling Stockholder of its obligations under the Selling Stockholder Agreements; and

                  (v) The execution and delivery of the Selling Stockholder Agreements on behalf of such Selling Stockholder, the performance by such Selling Stockholder of its obligations hereunder or thereunder and the consummation by such Selling Stockholder of the transactions contemplated hereby or thereby will not (i) result in a breach or violation of the terms of the Certificate of Incorporation or Bylaws or the partnership agreement of such Selling Stockholder, if applicable, (ii) to such counsel's knowledge, result in a breach or violation of or constitute (either alone or with the passage of time or both) a default under any agreement or other instrument binding upon such Selling Stockholder, (iii) result in a violation of any Applicable Laws to which such Selling Stockholder or its properties are subject or any judgment, decree or order of any Applicable Governmental Authority that specifically names such Selling Stockholder or is directed at such Selling Stockholder's property (provided, however, that such counsel need not express an opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation), except for any such breach, violation or default referred to in clauses (ii) or (iii) above which would not reasonably be expected to adversely affect the performance by such Selling Stockholder of its obligations under the Selling Stockholder Agreements.

         For purposes of the foregoing opinions, the definitions of the term "Applicable Laws" and "Applicable Governmental Authority" shall mean federal laws and the laws of the jurisdiction of incorporation or formation (as the case may be) of any Selling Stockholder that is a corporation or a partnership and the jurisdiction or jurisdictions in which counsel rendering such opinions is admitted to practice.

         The opinion of Baker & Botts, L.L.P. or such other counsel as described in Section 9(f) and 9(g) above shall be rendered to you at the request of the Company or the Selling Stockholders, as applicable, and shall so state therein.

         (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Underwriters, as to the matters referred to in Sections 9(f)(iv), 9(f)(vi), and 9(f)(ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and the last paragraph of Section 9(f).

         In giving such opinions with respect to the matters covered by the last paragraph of Section 9(f), Baker & Botts, L.L.P. and Andrews & Kurth L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand L.L.P. and Grant Thornton LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (j) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (k) The Shares shall have been approved for listing, subject to notice of issuance, on the AMEX.

         (l) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

         (m) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of the Common Stock on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder severally agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

         (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or to the Selling Stockholders, to Bayard Drilling Technologies, Inc., 4005 N.W. Expressway, Suite 550E, Oklahoma City, OK 73116, and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation,

277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the proposed offering of the Shares. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) reasonably incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).The Underwriters also agree, jointly and severally, to reimburse the Sellers for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) reasonably incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                             Very truly yours,

                                             BAYARD DRILLING TECHNOLOGIES, INC.



                                             By:
                                                --------------------------------
                                                Title:


                                              THE SELLING STOCKHOLDERS NAMED IN
                                                   SCHEDULE II HERETO, ACTING
                                                   SEVERALLY

                                             By:
                                                --------------------------------
                                                       Attorney-in-fact




DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
RAUSCHER PIERCE REFSNES, INC.
RAYMOND JAMES & ASSOCIATES, INC.

Acting severally on behalf of
   themselves and the several
   Underwriters named in
   Schedule I hereto

By:      DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION



         By:
            ---------------------------

                                   SCHEDULE I


                                                          Number of Firm Shares
Underwriters                                                  to be Purchased
------------                                              ---------------------

Donaldson, Lufkin & Jenrette Securities
         Corporation

Lehman Brothers Inc.

Prudential Securities Incorporated

Rauscher Pierce Refsnes, Inc.

Raymond James & Associates, Inc.


                                                          ---------------------
                                      Total                       9,200,000

                                  SCHEDULE II

                              Selling Stockholders





                                                                     Number of
                                                                     Additional
                                                  Number of          Shares
                                                  Firm Shares        Subject to
                                                  Being Sold         Sale
                                                  ----------         ----------
Name
----
Chesapeake Energy Corporation                      3,400,000             794,000
Energy Spectrum Partners LP                          772,669             227,331
Mullen-Oliver Partnership, Ltd.                      370,881             109,119
Continental Illinois Property Corporation #3         312,000                   0
The CIT Group/Equipment Financing, Inc.              150,000                   0
Harold G. Hamm, Trustee for the Harold G.
Hamm Revocable Intervivos Trust dated
4/23/84                                               77,267              22,733
L.O. Ward                                              1,314                 386
Wil-Cas Investments, L.P.                             65,348              19,227
A. Brad Curtis                                           193                  57
Richard Tozzi                                            328                  97
AnSon Partners Limited Partnership                    50,000              38,000
                                                   ---------           ---------
                                       Total       5,200,000           1,210,950

                                   ANNEX I

                Stockholders Required to Sign Lock-Up Agreements


Chesapeake Energy Corporation

Energy Spectrum Partners LP

AnSon Partners Limited Partnership

Wil-Cas Investments, L.P.

Oliver Family Trust

RR&T, Inc.

Mullen-Oliver Partnership Ltd.

Mike Mullen Energy Equipment Resource, Inc.

Grupo de Hercules, Ltd.

Harold G. Hamm Trustee of the
Harold G. Hamm Revocable Inter
Vivos Trust dated 4/23/84

James E. Brown

Continental Illinois Property Corporation #3